Exhibit 23.2

January 17, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Amendment No. 2 to the Registration Statement on Form S-4 of our report dated June 8, 2017 relating to the consolidated combined financial statements of Cooltech Holdings Corp., Icon Networks LLC, Xpro Global LLC and DBA Trading Corp. (together, “Cooltech”) as at December 31, 2016 and 2015, and for the years then ended.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

Yours truly,

MNP LLP